SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2000
                                                 -----------------

                         RAYMOND JAMES FINANCIAL, INC.

            (Exact name of registrant as specified in its charter)


             Florida                                        No. 59-1517485
 -------------------------------     --------------        ------------------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
   incorporation  or organization)      File Number)           Identification
No.)


 880 Carillon Parkway, St. Petersburg, Florida  33716
------------------------------------------------------
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (727) 573-3800
                                                   --------------
_____________________________________________________________
(Former name or former address, if changed since last report.

Item 5. Other Events.

On September 5,2000 the Company issued the following press release:

Raymond James Financial / Press Release

Release No. 0900-1                                 FOR IMMEDIATE
RELEASE
September 5, 2000
RAYMOND JAMES FINANCIAL
TO ACQUIRE GOEPEL McDERMID

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. (NYSE - RJF) today announced that it has signed a letter of intent to acquire the Canadian investment firm of Goepel McDermid Inc.

Raymond James will pay approximately $76 million, including up to one million shares of its common stock, to acquire the 100 percent employee-owned Vancouver-based company and will create a $12 million retention pool for key employees.

In addition, approximately 25-30 percent of the purchase price will be deferred for 24 months and will be subject to the satisfaction of certain conditions. This transaction is expected to be slightly dilutive to earnings per share for Raymond James Financial in the first year and accretive thereafter.

The acquisition, which has been approved by the boards of directors of both firms pending completion of due diligence and regulatory approval, is expected to close in the fourth calendar quarter of this year.

"We are very pleased to have the opportunity to affiliate with Goepel McDermid as a means of expanding our capital markets activities in Canada and our overall retail distribution network," according to Thomas A. James, chairman of the Raymond James Financial board and CEO.

James adds that "we view Canada as a growing market for investment services. Further, there is a growing interrelationship between the U.S. and Canadian economies, which will benefit a firm having the ability to offer cross-border investment planning and investment banking services."

Goepel McDermid, according to Kenneth A. Shields, president and CEO, will benefit from a strong U.S. partner, particularly in the expansion of its capital markets activities. "Our private clients will also have access to a wider range of U.S. investments, while our Investment Advisors will benefit from improved financial planning support.

"The relationship will also provide a significant advantage for private investors in Canada who are seeking the independent investment dealer alternative for wealth management services," he continues.

Shields adds that he first met James in 1998 and the two have considered the prospect of an alliance since that time.

"Our firms are remarkably similar," he continues. "We share a dedication to personalized client service and are both firmly committed to the autonomy of our people."

According  to  Shields,  "Raymond  James'  core  businesses   ideally
complement those areas in which Goepel McDermid has been enjoying accelerating growth."

Following the acquisition, Goepel McDermid will utilize the Raymond James name in order to take advantage of the firm's North American branding campaign.

Goepel McDermid's management team will remain in place, according to James, and the firm, which is one of the largest Canadian independent broker/dealers, will be Raymond James Financial's third wholly-owned broker/dealer subsidiary.

There will be some immediate cooperative efforts in capital markets, but, for the most part, Goepel McDermid will continue to operate independently.

Both Shields and James emphasized they do not expect that there will be any changes in staffing at Goepel McDermid, as their regulatory environments are different and there is no operational overlap between the firms.

Goepel McDermid has approximately 250 Investment Advisors in 22 branches across Canada.

For the fiscal year ended March 31, the firm generated revenues of approximately Cdn. $152 million.

Raymond James Financial provides financial services to individuals, corporations and municipalities through its two wholly-owned investment firms, Raymond James & Associates and Raymond James Financial Services, which have 4,400 Financial Advisors in more than 1,800 locations throughout the United States and overseas, as well as through its asset management subsidiaries which currently manage in excess of $17 billion.



                                   - 30 -
 For additional information, please contact Larry Silver at 727-578-3800 or
                           lsilver@market.rjf.com.
                          Updated September 5, 2000
                  Copyright c 2000 Raymond James Financial


Caution concerning forward-looking statements


This 8-K contains forward-looking statements. These forward-looking statements are found in various places throughout the press release and include, without limitation, statements concerning the terms and the expected timing and benefits of the merger. At this time the Company has signed a letter of intent. The consummation of the transaction is subject to a number of conditions including the execution of a final agreement, satisfactory completion of due diligence, and various regulatory approvals. While these forward-looking statements represent the Company's judgments and future expectations concerning the development of our business and the timing and benefits of the merger, should it occur, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include but are not limited to, the costs related to the transaction; the inability to obtain, or meet conditions imposed for, regulatory approvals for the transaction; the risk that anticipated synergies will not be obtained or not obtained within the time anticipated; and other key factors that could adversely affect the Company's businesses and financial performance as set out in the Company's annual report on form 10-K for the fiscal year ended September 24, 1999 and other reports filed with the Securities and Exchange Commission. The Company is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
















































SIGNATURES








      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      RAYMOND JAMES FINANCIAL, INC.
                                               (Registrant)




Date:     September 6, 2000                   /s/ Thomas A. James
                                              Thomas A. James
                                             Chairman and Chief
                                             Executive Officer




                                            /s/ Jeffrey P. Julien
                                            Jeffrey P. Julien
                                         Vice President - Finance
                                            and Chief Financial
                                                  Officer